Exhibit 99

PRESS RELEASE

GE Reports Record First-Quarter Financial Results with Double-
Digit Increases in 2006 Earnings, Revenues and Cash Flow

Financial Highlights (Continuing Operations)

▪	Revenues of $37.8 billion, up 10%; organic revenue growth of 9%
▪	Earnings of $4.0 billion, up 14%; earnings per share (EPS) of $.39, up 18%
▪	Total orders up 33%
▪	Five of GE’s six businesses deliver double-digit earnings growth
▪	Cash from GE’s operating activities (CFOA) up 132% to $6.7 billion; Industrial CFOA up 24%
▪	Return on average total capital (ROTC) increasing 1.4 percentage points to 17%

Fairfield, Conn. April 13, 2006– GE announced today record first-quarter 2006 earnings from continuing operations of $4.0 billion or $.39 per share, up 14% and 18%, respectively, from first-quarter 2005. Revenues from continuing operations were also a record $37.8 billion, up 10% from last year’s first quarter. Cash flow from GE’s operating activities was a record $6.7 billion.

“We had a strong performance in the quarter highlighted by double-digit growth in earnings, revenues and cash flow,” said GE Chairman and CEO Jeff Immelt. “Driven by demand for our industrial equipment, momentum in healthcare and continued performance in our financial services businesses, we achieved 9% organic revenue growth. Five of six of GE’s businesses delivered double-digit earnings growth.

“Importantly, orders were strong across the company, growing 33%. Our orders for equipment and services were particularly robust, growing 67% and 20%, respectively. This gives us good visibility going forward,” added Immelt.

“Our solid fundamentals are delivering strong cash flow growth. For the quarter, we generated $6.7 billion in CFOA, an increase of 132% over the first quarter of last year, bolstered by the proceeds from the sale of our remaining stake in Genworth. With our healthy cash position, we acquired 88 million shares of GE common stock, which accounts for $3 billion of the $7-9 billion stock repurchase we have planned for this year. We also increased ROTC by 1.4 percentage points over the first quarter of 2005 to 17% - good progress toward our long-term goal of exceeding 20%,” said Immelt.

“The first quarter results are a good reflection of our strategic execution,” added Immelt. “Our products are winning in the global infrastructure markets, creating a high-margin installed base. We have sustained our high-return growth in financial services in an increasing interest rate environment. Our diversified healthcare franchise is winning globally with technical leadership that is providing consistent growth. We improved our operating performance in the Industrial segment. And we are improving NBC Universal’s performance based on a diversified business mix and quality programming,” added Immelt.

First-Quarter 2006 Financial Highlights:

Earnings from continuing operations were $4.042 billion, up 14% from $3.560 billion in first quarter 2005. EPS from continuing operations were $.39, up 18% from last year’s $.33. Five of GE’s six businesses contributed double-digit earnings growth for the quarter.

Continuing revenues of $37.8 billion were 10% higher than last year’s $34.4 billion. Industrial sales increased 11% to $23.1 billion, reflecting core growth, and the effects of the 2006 Winter Olympic Games and acquisitions. Financial Services revenues grew 8% over last year to $14.7 billion, reflecting core growth.

Cash generated from GE’s operating activities in the first three months of 2006 totaled $6.7 billion compared with $2.9 billion last year, reflecting a 24% increase from the industrial businesses. The GE Capital Services’ dividend of $3.4 billion for the quarter was up $3.2 billion over last year, primarily reflecting $2.5 billion from the sale of our remaining 18% stake in Genworth.

Earnings from discontinued operations were $0.3 billion and included the results of Genworth, GE Insurance Solutions and, beginning in first quarter 2006, GE Life, which is in the process of being sold. Accordingly, first-quarter 2006 net EPS were $.41, up 11% from the first quarter of 2005.

“Our strategic exit from the insurance business is on track,” added Immelt. “We expect to close the sale of Insurance Solutions to Swiss Re in the second quarter of this year and anticipate selling GE Life in the next 12 months. When we complete the Insurance Solutions sale, we will receive up to $3 billion in cash and have a stronger portfolio of higher return, less volatile businesses.

“We are right on plan for the year. Our growth initiatives are performing well, our fundamentals are solid, our orders are up, and we have a healthy cash flow stream fueling our businesses and funding our share repurchase program. The company is well positioned going forward. For the second quarter, we expect double-digit segment profit growth in five of our six businesses and EPS from continuing operations of $.46-.48. We are reaffirming our full-year 2006 guidance of earnings from continuing operations increasing 13-17% to $1.94-2.02,” said Immelt.

GE will discuss first quarter results on a conference call and Webcast at 8:30 a.m. ET today. Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

* * *

GE (NYSE: GE) is Imagination at Work – a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and advanced materials, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements

Results are preliminary and unaudited. This document contains "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties which could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest rates and commodity prices; strategic actions, including dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; unanticipated loss development in our insurance businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contact: General Electric, Fairfield
Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)
russell.wilkerson@ge.com

GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Three months ended March 31	2006	2005	V%	2006	2005	V%	2006	2005	V%
Revenues
Sales of goods and services	$23,484	$21,405		$23,086	$20,833		$555	$674
GECS earnings from continuing operations	-	-		2,270	1,863		-	-
GECS revenues from services	13,886	12,628		-	-		14,126	12,931
Other income	451	317		479	330		-	-
Total revenues	37,821	34,350	10%	25,835	23,026	12%	14,681	13,605	8%

Costs and expenses
Cost of sales, operating and administrative expenses	26,698	24,390		20,701	18,320		6,236	6,325
Interest and other financial charges	4,361	3,671		384	381		4,107	3,414
Investment contracts, insurance losses and insurance annuity benefits	749	827		-	-		805	866
Provision for losses on financing receivables	822	902		-	-		822	902
Minority interest in net earnings of consolidated affiliates	238	216		163	186		75	30
Total costs and expenses	32,868	30,006	10%	21,248	18,887	13%	12,045	11,537	4%

Earnings from continuing operations before income taxes	4,953	4,344	14%	4,587	4,139	11%	2,636	2,068	27%
Provision for income taxes	(911)	(784)		(545)	(579)		(366)	(205)
Earnings from continuing operations	4,042	3,560	14%	4,042	3,560	14%	2,270	1,863	22%

Earnings from discontinued operations, net of taxes	263	405		263	405		263	405

Net earnings	$4,305	$3,965	9%	$4,305	$3,965	9%	$2,533	$2,268	12%

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$0.39	$0.33	18%
Total average equivalent shares	10,480	10,641	(2)%

Basic earnings per share	$0.39	$0.34	15%
Total average equivalent shares	10,442	10,597	(1)%

Per-share amounts - net earnings
Diluted earnings per share	$0.41	$0.37	11%
Total average equivalent shares	10,480	10,641	(2)%

Basic earnings per share	$0.41	$0.37	11%
Total average equivalent shares	10,442	10,597	(1)%

Dividends declared per share	$0.25	$0.22	14%

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for “GE” and “GECS.” Transactions between GE and GECS have been eliminated from the “consolidated” columns. See note 1 to the 2005 consolidated financial statements at www.ge.com/annual05 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months
	Ended March 31
(Dollars in millions)	2006	2005	V %

Revenues
Infrastructure	$10,152	$9,374	8
Industrial	8,140	7,668	6
Healthcare	3,659	3,321	10
NBC Universal	4,482	3,601	24
Commercial Finance	5,484	5,072	8
Consumer Finance	5,090	4,689	9
Total segment revenues	37,007	33,725	10
Corporate items and eliminations	814	625	30

Consolidated revenues from continuing operations	$37,821	$34,350	10

Segment profit (a)
Infrastructure	$1,703	$1,540	11
Industrial	600	526	14
Healthcare	496	409	21
NBC Universal	654	709	(8)
Commercial Finance	1,174	926	27
Consumer Finance	836	735	14
Total segment profit	5,463	4,845	13

Corporate items and eliminations	(492)	(325)	(51)
GE interest and other financial charges	(384)	(381)	(1)
GE provision for income taxes	(545)	(579)	6

Earnings from continuing operations	$4,042	$3,560	14

Earnings from discontinued operations, net of taxes	$263	$405	(35)

Consolidated net earnings	$4,305	$3,965	9

(a)
Segment profit always excludes the effects of principal pension plans and results reported as discontinued operations and accounting changes. Segment profit may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured - excluded in determining segment profit, which we refer to as “operating profit,” for Healthcare, NBC Universal and the industrial businesses of the Industrial and Infrastructure segments; included in determining segment profit, which we refer to as “net earnings,” for Commercial Finance, Consumer Finance, and the financial services businesses of the Industrial segment (Equipment Services) and the Infrastructure segment (Aviation Financial Services, Energy Financial Services and Transportation Finance).

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months
	Ended March 31
(Dollars in millions)	2006	2005	V %

Infrastructure
Revenues	$10,152	$9,374	8
Segment profit	$1,703	$1,540	11
Revenues
Aviation	$3,041	$2,590	17
Aviation Financial Services	934	817	14
Energy	3,835	3,951	(3)
Energy Financial Services	301	228	32
Oil & Gas	772	641	20
Transportation	1,023	756	35
Segment profit
Aviation	$645	$527	22
Aviation Financial Services	206	163	26
Energy	436	577	(24)
Energy Financial Services	117	94	24
Oil & Gas	55	27	F
Transportation	204	82	F

Industrial
Revenues	$8,140	$7,668	6
Segment profit	$600	$526	14
Revenues
Consumer & Industrial	$3,534	$3,261	8
Equipment Services	1,634	1,574	4
Plastics	1,644	1,648	-
Segment profit
Consumer & Industrial	$220	$165	33
Equipment Services	16	10	60
Plastics	225	240	(6)

Commercial Finance
Revenues	$5,484	$5,072	8
Segment profit	$1,174	$926	27
Revenues
Capital Solutions	$2,820	$2,889	(2)
Real Estate	1,075	898	20
Segment profit
Capital Solutions	$339	$286	19
Real Estate	441	310	42

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)	Consolidated		GE		Financial Services (GECS)
Assets	03/31/06	12/31/05	03/31/06	12/31/05	03/31/06	12/31/05
Cash & marketable securities	$53.6	$51.0	$2.4	$2.5	$51.4	$48.8
Receivables	12.6	14.9	12.8	15.1	-	-
Inventories	11.4	10.5	11.2	10.3	0.2	0.2
GECS financing receivables - net	286.8	287.6	-	-	286.8	287.6
Property, plant & equipment - net	67.7	67.5	16.4	16.5	51.3	51.0
Investment in GECS	-	-	49.3	50.8	-	-
Goodwill & intangible assets	83.0	81.6	59.1	57.8	23.8	23.8
Other assets	101.2	99.1	36.4	36.8	70.8	68.1
Assets of discontinued operations	58.5	61.1	-	-	58.5	61.1

Total assets	$674.8	$673.3	$187.6	$189.8	$542.8	$540.6

Liabilities and equity
Borrowings	$376.2	$370.4	$11.2	$10.2	$366.7	$362.1
Insurance contracts, insurance liabilities
and insurance annuity benefits	33.4	33.1	-	-	33.8	33.4
Other liabilities & minority interest	108.2	110.9	68.9	70.2	43.3	44.5
Liabilities of discontinued operations	49.5	49.5	-	-	49.7	49.8
Shareowners’ equity	107.5	109.4	107.5	109.4	49.3	50.8

Total liabilities and equity	$674.8	$673.3	$187.6	$189.8	$542.8	$540.6

March 31, 2006 information is unaudited. Supplemental consolidating data are shown for “GE” and “Financial Services (GECS).” Transactions between GE and GECS have been eliminated from the “consolidated” columns. See note 1 to the 2005 consolidated financial statements at www.ge.com/annual05 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. Specifically, we have referred to organic revenue growth for the three months ended March 31, 2006, compared with the three months ended March 31, 2005, the increase in cash from operating activities from our industrial businesses (or Industrial CFOA) for the three months ended March 31, 2006, compared with the three months ended March 31, 2005 and return on average total capital invested (ROTC), which is calculated using average total shareowners’ equity, excluding effects of discontinued operations. The reasons we use these non-GAAP financial measures and their reconciliation to their most directly comparable GAAP financial measures follow.

(Dollars in millions)	Three months
	ended March 31
Organic Revenue Growth	2006	2005	V%

GE consolidated revenues as reported	$37,821	$34,350	10%
Less the effects of:
Acquisitions, business dispositions (other than dispositions
of businesses acquired for investment) and currency exchange rates	227	413
The 2006 Olympics broadcasts	684	-

GE consolidated revenues excluding the effects of acquisitions, business dispositions (other than dispositions
of businesses acquired for investment), currency exchange rates and the effects of the 2006 Olympics
broadcasts (organic revenues)	$36,910	$33,937	9%

	Three months
	ended March 31
Growth in Industrial CFOA	2006	2005	V%

Cash from GE’s operating activities as reported	$6,712	$2,890	132%
Less: GECS dividends	3,404	224
Cash from GE’s operating activities excluding
dividends from GECS (Industrial CFOA)	$3,308	$2,666	24%

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. In some cases, short-term patterns and long-term trends may be obscured by large factors or events. For example, events or trends in a particular segment may be so significant as to obscure patterns and trends of our industrial or financial services businesses in total. For this reason, we believe that investors may find it useful to see our 2006 growth in revenues without the effects of acquisitions, business dispositions and currency exchange rates and without the effects of the 2006 Olympics broadcasts. We also believe that investors would find it useful to compare our operating cash flow for the three months ended March 31, 2006, to the operating cash flow for the three months ended March 31, 2005, without the effect of GECS dividends, which can vary from period-to-period.

	Three months
	ended March 31
Average Total Shareowners’ Equity, Excluding	2006	2005
Effects of Discontinued Operations (a)

Average total shareowners’ equity (b)	$111,016	$102,305
Less:
Cumulative effect of earnings from discontinued operations (c)	1,458	3,168
Average net investment in discontinued operations (d)	6,828	-
Average total shareowners’ equity, excluding
effect of discontinued operations (a)	$102,730	$99,137

(a)
Used for computing return on average total capital invested (ROTC). For GE, ROTC is earnings from continuing operations plus the sum of after-tax interest and other financial charges and minority interest, divided by the sum of the averages of total shareowners’ equity (excluding effects of discontinued operations), borrowings, mandatorily redeemable preferred stock and minority interest (on a twelve-month basis, calculated using a five-point average).

(b)	On a twelve-month basis, calculated using a five-point average.
(c)	Represented the average cumulative net earnings effect of discontinued operations from 2001 through the first half of 2005 (on a twelve-month basis, calculated using a five-point average).
(d)	Represented the average net investment in discontinued operations since the second half of 2005.

U.S. GAAP requires earnings of discontinued operations to be displayed separately in the Statement of Earnings. Accordingly, the numerator used in our calculation of return on average total capital invested excludes those earnings (losses). Further we believe it is appropriate to exclude from the average shareowners’ equity component of the denominator the cumulative effect of those earnings (losses) since 2000 (reclassifications for discontinued operations began in 2001), as well as our average net investment in discontinued operations since the second half of 2005. Had we disposed of these operations before mid-2005, proceeds would have been applied to reduce parent-supported debt at GE Capital; however since parent-supported debt at GE Capital was retired in the first half of 2005, we have assumed that any proceeds after that time would have been distributed to shareowners by means of share repurchases, thus reducing average total shareowners’ equity.